EXHIBIT 4.2

FRANKLIN AUTO TRUST [    ]-[  ]

[$[          ] CLASS A-1 [          ]% Asset-Backed Notes]

[$[          ] CLASS A-2 [          ]% Asset-Backed Notes]

[$[          ] CLASS A-3 [          ]% Asset-Backed Notes]

[$[          ] CLASS A-4 [          ]% Asset-Backed Notes]

[$[          ] CLASS B [          ]% Asset-Backed Notes]

[$[          ] CLASS C [          ]% Asset-Backed Notes]

________________________________

INDENTURE

among

FRANKLIN AUTO TRUST [    ]-[  ],

 as Issuer,

[          ],

as Indenture Trustee and as Indenture Collateral Agent,

and

[          ],

as Indenture Administrator

Dated as of [          ] [  ], [    ]

CROSS REFERENCE TABLE

TIA Section			Indenture Section

310	(a)	(1)	6.11
	(a)	(2)	6.11
	(a)	(3)	6.10; 6.11
	(a)	(4)	N.A.
	(a)	(5)	6.11
	(b)		6.8; 6.11
	(c)		N.A.
311	(a)		6.12
	(b)		6.12
	(c)		N.A.
312	(a)		7.1
	(b)		7.2
	(c)		7.2
313	(a)		7.4
	(b)	(1)	7.4
	(b)	(2)	7.4
	(c)		11.5
	(d)		7.3
314	(a)		3.9; 7.3
	(b)		11.15
	(c)	(1)	11.1
	(c)	(2)	11.1
	(c)	(3)	11.1
	(d)		11.1
	(e)		1.1; 11.1
	(f)		11.1
315	(a)		6.1
	(b)		6.5; 11.5
	(c)		6.1
	(d)		6.1
	(e)		5.14
316	(a)	(last sentence)	1.1
	(a)	(1)(A)	5.12
	(a)	(1)(B)	5.13
	(a)	(2)	N.A.
	(b)		5.7; 5.8
	(c)		N.A
317	(a)	(1)	5.3
	(a)	(2)	5.3
	(b)		3.3
318	(a)		11.7
	(b)		N.A.
	(c)		11.7

______________________

1

Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2.

N.A. means Not Applicable.

TABLE OF CONTENTS

Page

ARTICLE I
Definitions and Incorporation by Reference

SECTION 1.1

Definitions

3

SECTION 1.2

Incorporation by Reference of Trust Indenture Act

12

SECTION 1.3

Rules of Construction

12

ARTICLE II
The Notes

SECTION 2.1

Form

12

SECTION 2.2

Execution, Authentication and Delivery

13

SECTION 2.3

Temporary Notes

13

SECTION 2.4

Registration; Registration of Transfer and Exchange

14

SECTION 2.5

Mutilated, Destroyed, Lost or Stolen Notes

15

SECTION 2.6

Persons Deemed Owner

16

SECTION 2.7

Payment of Principal and Interest; Defaulted Interest

16

SECTION 2.8

Cancellation

17

SECTION 2.9

Release of Collateral

17

SECTION 2.10

Book-Entry Notes

18

SECTION 2.11

Notices to Clearing Agency

19

SECTION 2.12

Definitive Notes

19

ARTICLE III
Covenants

SECTION 3.1

Payment of Principal and Interest

19

SECTION 3.2

Maintenance of Office or Agency

19

SECTION 3.3

Money for Payments To Be Held in Trust

20

SECTION 3.4

Existence

21

SECTION 3.5

Protection of Trust Estate

21

SECTION 3.6

Opinions as to Trust Estate

22

SECTION 3.7

Performance of Obligations; Servicing of Receivables

23

SECTION 3.8

Negative Covenants

24

SECTION 3.9

Annual Statement as to Compliance

24

SECTION 3.10

Issuer May Consolidate, Etc. Only on Certain Terms

25

SECTION 3.11

Successor or Transferee

27

SECTION 3.12

No Other Business

27

SECTION 3.13

No Borrowing

27

SECTION 3.14

Servicer’s Obligations

27

SECTION 3.15

Guarantees, Loans, Advances and Other Liabilities

27

SECTION 3.16

Capital Expenditures

27

SECTION 3.17

Compliance with Laws

28

SECTION 3.18

Restricted Payments

28

SECTION 3.19

Notice of Events of Default

28

SECTION 3.20

Further Instruments and Acts

28

SECTION 3.21

Amendments of Sale and Servicing Agreement

and Trust Agreement

28

SECTION 3.22

Income Tax Characterization

28

SECTION 3.23

Article Nine Provisions

29

ARTICLE IV
Satisfaction and Discharge

SECTION 4.1

Satisfaction and Discharge of Indenture

30

SECTION 4.2

Application of Trust Money

31

SECTION 4.3

Repayment of Moneys Held by Paying Agent

31

ARTICLE V
Remedies

SECTION 5.1

Events of Default

31

SECTION 5.2

Rights Upon Event of Default

33

SECTION 5.3

Collection of Indebtedness and Suits for

Enforcement by Indenture Trustee

34

SECTION 5.4

Remedies

36

SECTION 5.5

Optional Preservation of the Receivables

37

SECTION 5.6

Priorities

37

SECTION 5.7

Limitation of Suits

38

SECTION 5.8

Unconditional Rights of Noteholders

39

SECTION 5.9

Restoration of Rights and Remedies

39

SECTION 5.10

Rights and Remedies Cumulative

39

SECTION 5.11

Delay or Omission Not a Waiver

39

SECTION 5.12

Control by Noteholders

39

SECTION 5.13

Waiver of Past Defaults

40

SECTION 5.14

Undertaking for Costs

40

SECTION 5.15

Waiver of Stay or Extension Laws

41

SECTION 5.16

Action on Notes

41

SECTION 5.17

Performance and Enforcement of Certain Obligations

41

ARTICLE VI
The Indenture Trustee, the Indenture Collateral
Agent and the Indenture Administrator

SECTION 6.1

Duties of Indenture Trustee

42

SECTION 6.2

Rights of Indenture Trustee

44

SECTION 6.3

Individual Rights of Indenture Trustee

45

SECTION 6.4

Indenture Trustee’s Disclaimer

45

SECTION 6.5

Notice of Defaults

45

SECTION 6.6

Reports by Indenture Trustee to Holders

45

SECTION 6.7

Compensation and Indemnity

46

SECTION 6.8

Replacement of Indenture Trustee

46

SECTION 6.9

Successor Indenture Trustee by Merger

48

SECTION 6.10

Appointment of Co-Trustee or Separate Trustee

48

SECTION 6.11

Eligibility; Disqualification

49

SECTION 6.12

Preferential Collection of Claims Against Issuer

51

SECTION 6.13

Appointment and Powers

51

SECTION 6.14

Performance of Duties

51

SECTION 6.15

Limitation on Liability

51

SECTION 6.16

Reliance Upon Documents

52

SECTION 6.17

Successor Indenture Collateral Agent

53

SECTION 6.18

Compensation and Indemnity

54

SECTION 6.19

Representations and Warranties of the

Indenture Collateral Agent

54

SECTION 6.20

Waiver of Setoffs

55

SECTION 6.21

[RESERVED]

55

SECTION 6.22

Appointment and Powers of the Indenture Administrator

55

SECTION 6.23

Performance of Duties of the Indenture Administrator

55

SECTION 6.24

Limitation on Liability of the Indenture Administrator

55

SECTION 6.25

Reliance Upon Documents of the Indenture Administrator

56

SECTION 6.26

Successor Indenture Administrator

56

SECTION 6.27

Compensation and Indemnity of the

Indenture Administrator

57

SECTION 6.28

Representations and Warranties of the

Indenture Administrator

58

ARTICLE VII
Noteholders’ Lists and Reports

SECTION 7.1

Issuer To Furnish To Indenture Trustee Names and

Addresses of Noteholders

59

SECTION 7.2

Preservation of Information; Communications to

Noteholders

59

SECTION 7.3

Reports by Issuer

59

SECTION 7.4

Reports by Trustee

60

ARTICLE VIII
Accounts, Disbursements and Releases

SECTION 8.1

Collection of Money

60

SECTION 8.2

Trust Accounts

60

SECTION 8.3

General Provisions Regarding Accounts

61

SECTION 8.4

Release of Trust Estate

62

SECTION 8.5

Opinion of Counsel

63

ARTICLE IX
Supplemental Indentures

SECTION 9.1

Supplemental Indentures Without Consent of Noteholders

63

SECTION 9.2

Supplemental Indentures with Consent of Noteholders

64

SECTION 9.3

Execution of Supplemental Indentures

66

SECTION 9.4

Effect of Supplemental Indenture

66

SECTION 9.5

Conformity With Trust Indenture Act

66

SECTION 9.6

Reference in Notes to Supplemental Indentures

66

ARTICLE X
Redemption of Notes

SECTION 10.1

Redemption

67

SECTION 10.2

Form of Redemption Notice

67

SECTION 10.3

Notes Payable on Redemption Date

68

ARTICLE XI
Miscellaneous

SECTION 11.1

Compliance Certificates and Opinions, etc.

68

SECTION 11.2

Form of Documents Delivered to Trustee

70

SECTION 11.3

Acts of Noteholders

70

SECTION 11.4

Notices, etc., to Indenture Trustee, Issuer

and Rating Agencies

71

SECTION 11.5

Notices to Noteholders; Waiver

72

SECTION 11.6

Alternate Payment and Notice Provisions

72

SECTION 11.7

Conflict with Trust Indenture Act

72

SECTION 11.8

Effect of Headings and Table of Contents

73

SECTION 11.9

Successors and Assigns

73

SECTION 11.10

Separability

73

SECTION 11.11

Benefits of Indenture

73

SECTION 11.12

Legal Holidays

73

SECTION 11.13

GOVERNING LAW

73

SECTION 11.14

Counterparts

73

SECTION 11.15

Recording of Indenture

73

SECTION 11.16

Trust Obligation

74

SECTION 11.17

No Petition

74

SECTION 11.18

Inspection

74

SECTION 11.19

No Joint Venture

75

SECTION 11.19

Intent of the Parties; Reasonableness

75

EXHIBITS

EXHIBIT A

-

SCHEDULE OF RECEIVABLES

EXHIBIT B

-

SALE AND SERVICING AGREEMENT

EXHIBIT C

-

NOTE DEPOSITORY AGREEMENT

EXHIBIT D-1 -

FORM OF CLASS A-1 NOTES

EXHIBIT D-2 -

FORM OF CLASS A-2 NOTES

EXHIBIT D-3 -

FORM OF CLASS A-3 NOTES

EXHIBIT D-4 -

FORM OF CLASS A-4 NOTES

EXHIBIT D-5 -

FORM OF CLASS B NOTES

EXHIBIT D-6 -

FORM OF CLASS C NOTES

EXHIBIT E

 -

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

INDENTURE dated as of [          ] [  ], [    ], among FRANKLIN AUTO TRUST [   ]-[   ], a Delaware statutory trust, as issuer (the “Issuer”), [          ], as indenture trustee (the “Indenture Trustee”) and as indenture collateral agent (the “Indenture Collateral Agent”), and [          ], as indenture administrator (the “Indenture Administrator”).

Each party agrees as follows for the benefit of the other party, and the equal and ratable benefit of the Holders of the Issuer’s [Class A-1 [          ]% Asset-Backed Notes (the “Class A-1 Notes”),] [Class A-2 [          ]% Asset-Backed Notes (the “Class A-2 Notes”),] [Class A-3 [          ]% Asset-Backed Notes (the “Class A-3 Notes”),] [Class A-4 [          ]% Asset-Backed Notes (the “Class A-4 Notes”),] [Class B [          ]% Asset-Backed Notes (the “Class B Notes”)] and [Class C [          ]% Asset-Backed Notes] (the [“Class C Notes”] and, together with the [Class A-1 Notes,] [the Class A-2 Notes,] [the Class A-3 Notes,] [the Class A-4 Notes] and [the Class B Notes,] the “Notes”):

As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, the Issuer has agreed to assign the Collateral (as defined below) as collateral to the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Collateral Agent at the Closing Date, for the benefit of the Issuer Secured Parties to secure the Issuer Secured Obligations, all of the Issuer’s right, title and interest in and to, whether now owned or existing or hereafter acquired or arising, (a) the Receivables and all monies received thereon on and after the Cutoff Date; (b)  the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (c) any proceeds with respect to the Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement; (d) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables; (e) any extended warranty service contracts on the related Financed Vehicles; (f) all funds on deposit from time to time in the Trust Accounts, and in all investments and proceeds thereof and all rights of the Issuer therein (including all income thereon); (g) the Receivables Files; (h) the Issuer’s rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement (including all rights of the Depositor under the Purchase Agreement assigned to the Issuer pursuant to the Sale and Servicing Agreement); and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Collateral Agent, for the benefit of the Indenture Trustee on behalf of the Holders of the Notes [and for the benefit of the Letter of Credit Provider] acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1   Definitions.  Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture.

“Act” has the meaning specified in Section 11.3(a).

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

“Authorized Officer” means, with respect to the Issuer and the Servicer, any officer (or agent acting under a power of attorney) of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Issuer or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee and the Indenture Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Basic Documents” means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, this Indenture, the Note Depository Agreement, the Purchase Agreement, [the Letter of Credit,][ the Letter of Credit Reimbursement Agreement,] the Servicer Deposit Support Agreement  and other documents and certificates delivered in connection therewith.

“Book Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of [California,] Delaware, [    ], New York or [Utah] are authorized or obligated to be closed.

“Certificate of Trust” means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

[“Class A-1 Notes” means the Class A-1 [          ]% Asset-Backed Notes, substantially in the form of Exhibit D-1.]

[“Class A-1 Interest Rate” means [          ]% per annum (computed on the basis of the actual number of days elapsed and a 360-day year).]

[“Class A-2 Notes” means the Class A-2 [          ]% Asset-Backed Notes, substantially in the form of Exhibit D-2.]

[“Class A-2 Interest Rate” means [          ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

[“Class A-3 Notes” means the Class A-3 [          ]% Asset-Backed Notes, substantially in the form of Exhibit D-3.]

[“Class A-3 Interest Rate” means [          ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

[“Class A-4 Notes” means the Class A-4 [          ]% Asset-Backed Notes, substantially in the form of Exhibit D-4.]

[“Class A-4 Interest Rate” means [          ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

[“Class B Notes” means the Class B [          ]% Asset-Backed Notes, substantially in the form of Exhibit D-5.]

[“Class B Interest Rate” means [          ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

[“Class C Notes” means the Class C [          ]% Asset-Backed Notes, substantially in the form of Exhibit D-6.]

[“Class C Interest Rate” means [          ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).]

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [          ] [  ], [    ].

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of this Indenture.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Agreement is located at [           ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Indenture Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Indenture Administrator, the Servicer, the Noteholders and the Issuer).

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon or a security interest in or right of set-off against, deposit, or set over and confirm pursuant to this Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Indenture” means this Indenture as amended and supplemented from time to time.

“Indenture Administrator” means [          ], a national banking association, or any successor under this Indenture.

“Indenture Collateral Agent” means, initially, [          ], in its capacity as collateral agent on behalf of the Issuer Secured Parties, including its successors in interest, until and unless a successor Person shall have become the Indenture Collateral Agent pursuant to Section 6.17 hereof, and thereafter “Indenture Collateral Agent” shall mean such successor Person.

“Indenture Trustee” means [          ], a [       ], not in its individual capacity but as indenture trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Collateral Agent, Indenture Trustee, or the Indenture Administrator under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Administrator in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Interest Rate” means, with respect to the [(i) Class A-1 Notes, the Class A-1 Interest Rate,] [(ii) Class A-2 Notes, the Class A-2 Interest Rate,] [(iii) Class A-3 Notes, the Class A-3 Interest Rate,] [(iv) Class A-4 Notes, the Class A-4 Interest Rate,] [(v) Class B Notes, the Class B Interest Rate and] [(vi) Class C Notes, the Class C Interest Rate.]

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Issuer Secured Obligations” means [the [Letter of Credit Provider] Issuer Secured Obligations and] the Trustee Issuer Secured Obligations.

“Issuer Secured Parties” means the Indenture Trustee in respect of the Trustee Issuer Secured Obligations [and the [Letter of Credit Provider] in respect of the [Letter of Credit Provider] Issuer Secured Obligations].

[“[Letter of Credit Provider] Issuer Secured Obligations” means all amounts and obligations which the Issuer may at any time owe to the [Letter of Credit Provider] under any of the Basic Documents.]

“Note” means a [Class A-1 Note,] [a Class A-2 Note,] [a Class A-3 Note,] [a Class A-4 Note,] [a Class B Note and] [a Class C Note.]

“Note Depository Agreement” means the agreement between the Issuer and The Depository Trust Company, as the initial Clearing Agency, dated [          ] [  ], [    ] substantially in the form of Exhibit C.

“Note Owner” means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4.

“Notice” has the meaning specified in Section 5.18(b).

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA § 314, and delivered to the Indenture Trustee and Indenture Administrator. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Owner Trustee.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer, the Depositor or the Servicer and who shall be satisfactory to the Indenture Administrator as an agent of the Indenture Trustee and addressed to the Indenture Trustee, and which shall comply with any applicable requirements of Section 11.01, and shall be in form and substance satisfactory to the Indenture Administrator as an agent of the Indenture Trustee, and shall be addressed to the Indenture Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i)

Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)

Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee); and

(iii)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

“Paying Agent” means initially [          ], in its capacity as paying agent on behalf of the Indenture Trustee, including its successors in interest until and unless a successor person, that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Collection Account, the Note Distribution Account and [the Spread Account], including payment of principal of or interest on the Notes on behalf of the Issuer, shall have become paying agent.

“Payment Date” means a Distribution Date.

“Plan” means an employee benefit plan, as defined in section 3(3) of ERISA, that is subject to Title I of ERISA or a plan, as defined in section 4975(e)(1) of the Code.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the last Business Day immediately preceding such Payment Date or Redemption Date.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1(a) or a payment to Noteholders pursuant to Section 10.1(c), the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) or (c) as applicable.

“Redemption Price” means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a), an amount equal to the unpaid principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date or (b) in the case of a payment made to Noteholders pursuant to Section 10.1(c), the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Responsible Officer” means, with respect to the Indenture Trustee and Indenture Administrator, respectively, any officer within the Corporate Trust Office of the Indenture Trustee or the office of the Indenture Administrator, as applicable, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee or the Indenture Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of [          ] [  ], [    ], among the Issuer, the Representative, the Depositor and the Servicer, substantially in the form of Exhibit B as the same may be amended or supplemented from time to time.

“Schedule of Receivables” means the listing of the Receivables set forth in Exhibit A (which Exhibit may be in the form of microfiche).

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Sponsor” means Franklin Capital Corporation, in its capacity as sponsor under the Sale and Servicing Agreement, and any successor sponsor thereunder.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Subcontractor”  means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.

“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

“Successor Servicer” has the meaning specified in Section 3.7(e).

“Termination Date” means the later of [(i)] the date on which the Indenture Trustee shall have received payment and performance of all Trustee Issuer Secured Obligations [and (ii) the date on which the [Letter of Credit Provider] shall have received payment and performance of all [Letter of Credit Provider Issuer Secured Obligations]].

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders [and [Letter of Credit Provider]] (including all property and interests Granted to the Indenture Collateral Agent for the benefit of the Issuer Secured Parties), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trustee Issuer Secured Obligations” means all amounts and obligations which the Issuer may at any time owe to the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

(a)

Except as otherwise specified herein, the following terms have the respective meanings set forth in the Sale and Servicing Agreement as in effect on the Closing Date for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

Term	Section of Sale and Servicing Agreement
Annual Percentage Rate or APR	Section 1.1
Capitalized Interest Account	Section 1.1
Certificateholders	Section 1.1
Closing Date	Section 1.1
Collection Account	Section 1.1
Collection Period	Section 1.1
Contract	Section 1.1
Controlling Class	Section 1.1
Depositor	Section 1.1
Determination Date	Section 1.1
Distribution Amount	Section 1.1
Distribution Date	Section 1.1
Eligible Deposit Account	Section 1.1
Eligible Investments	Section 1.1
Final Scheduled Distribution Date	Section 1.1
Final Scheduled Maturity Date	Section 1.1
Financed Vehicle	Section 1.1
First Priority Principal Distribution Amount	Section 1.1
Interest Period	Section 1.1
Insolvency Proceeds	Section 1.1
Interest Period	Section 1.1
[Letter of Credit]	Section 1.1
[Letter of Credit Provider]	Section 1.1
[Letter of Credit Reimbursement Agreement]	Section 1.1
Monthly Period	Section 1.1
Note Distribution Account	Section 1.1
Noteholders’ Distributable Amount	Section 1.1
Noteholders’ Interest Distributable Amount	Section 1.1
Noteholders’ Percentage	Section 1.1
Obligor	Section 1.1
Original Pool Balance	Section 1.1
Owner Trustee	Section 1.1
Person	Section 1.1
Pool Balance	Section 1.1
Purchase Agreement	Section 1.1
Purchased Receivable	Section 1.1
Rating Agency	Section 1.1
Rating Agency Condition	Section 1.1
Receivables	Section 1.1
Regular Principal Distribution Amount	Section 1.1
Second Priority Principal Distribution Amount	Section 1.1
Servicer	Section 1.1
Servicer Default	Section 1.1
Total Distribution Amount	Section 1.1
Trust Accounts	Section 1.1
Trust Agreement	Section 1.1

(b)

Capitalized terms used herein and not otherwise defined herein or in the Sale and Servicing Agreement have the meanings assigned to them in the Trust Agreement.

SECTION 1.2   Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3   Rules of Construction.  Unless the context otherwise requires:

(i)

a term has the meaning assigned to it;

(ii)

an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)

“or” is not exclusive;

(iv)

“including” means including without limitation; and

(v)

words in the singular include the plural and words in the plural include the singular.

ARTICLE II

The Notes

SECTION 2.1   Form.  The [Class A-1 Notes,] [the Class A-2 Notes,] [the Class A-3 Notes,] [the Class A-4 Notes,] [the Class B Notes] [and the Class C Notes] and in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibits [D-1,] [D-2,] [D-3,] [D-4,] [D-5] [and D-6,] respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibits [D-1,] [D-2,] [D-3,] [D-4,] [D-5] [and D-6,] respectively, are part of the terms of this Indenture.

SECTION 2.2   Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer or by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Administrator shall upon receipt of the Issuer Order authenticate and deliver [Class A-1 Notes for original issue in an aggregate principal amount of $[          ],] [Class A-2 Notes for original issue in an aggregate principal amount of $[          ],] [Class A-3 Notes for original issue in an aggregate principal amount of $[          ],] [Class A-4 Notes for original issue in an aggregate principal amount of $[          ],] [Class B Notes for original issue in an aggregate principal amount of $[          ]] [and Class C Notes for original issue in an aggregate principal amount of $[          ]].  The aggregate principal amounts of the [Class A-1 Notes,] [Class A-2 Notes,] [Class A-3 Notes,] [Class A-4 Notes,] [Class B Notes] [and Class C Notes] outstanding at any time may not exceed such amounts except as provided in Section 2.5.

Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered Notes in the minimum denomination of $100,000 and in integral multiples of $1,000 thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3   Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Administrator shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Administrator shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4   Registration; Registration of Transfer and Exchange.  (a)   The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Indenture Administrator shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee or the Indenture Administrator is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Indenture Administrator prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee and the Indenture Administrator shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee and the Indenture Administrator shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute and upon its request the Indenture Administrator shall authenticate and the Noteholder shall obtain from the Indenture Administrator, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

The preceding provisions of this section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

(b)

Each Person that acquires a Note will be deemed to represent by its acceptance of the Note, that (i) it is not, and is not acquiring the Note on behalf of or with the assets of a Plan, or any employee benefit plan subject to any applicable similar law (“Similar Law”), or (ii) its acquisition and holding of the Note are eligible for relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or, in the case of an employee benefit plan subject to Similar Law, do not result in a nonexempt violation of Similar Law.  Any transfer with respect to which the representation in clause (i) or (ii) above is not true shall be void ab initio.

SECTION 2.5   Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Administrator, or the Indenture Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Administrator such security or indemnity as may be required by it to hold the Issuer and the Indenture Administrator harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Administrator in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Administrator) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6   Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Administrator, any agent of the Issuer, or the Indenture Administrator and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Administrator nor any agent of the Issuer or the Indenture Administrator shall be affected by notice to the contrary.

SECTION 2.7   Payment of Principal and Interest; Defaulted Interest.  (a)   The Notes shall accrue interest as provided in the forms of the [Class A-1 Note,] [the Class A-2 Note,] [the Class A-3 Note,] [the Class A-4 Note,] [the Class B Note] [and the Class C Note] set forth in Exhibits [D-1,] [D-2,] [D-3,] [D-4,] [D-5] [and D-6,] [respectively,] and such interest shall be payable on each Payment Date as specified therein.  Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1(a)) which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b)

The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the [Class A-1 Note,] [the Class A-2 Note,] [the Class A-3 Note,] [the Class A-4 Note,] [the Class B Note] [and the Class C Note] set forth in Exhibits [D-1,] [D-2,] [D-3,] [D-4,] [D-5] [and D-6,] [respectively].  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2.  All principal payments on each class of Notes shall be made pro rata to the Noteholders of such class entitled thereto.  The Indenture Trustee or the Indenture Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c)

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate.  The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least [five] Business Days prior to the payment date.  The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder, the Indenture Trustee and the Indenture Administrator a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.8   Cancellation.  Subject to Section 2.7(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Administrator, be delivered to the Indenture Administrator and shall be promptly canceled by the Indenture Administrator.  Subject to Section 2.7(d), the Issuer may at any time deliver to the Indenture Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Administrator.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture.  Subject to Section 2.7(d), all canceled Notes may be held or disposed of by the Indenture Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Administrator.

SECTION 2.9   Release of Collateral.  The Indenture Collateral Agent shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and the Indenture Administrator shall deposit in the Collection Account any funds then on deposit in any other Trust Account.  The Indenture Collateral Agent shall release property from the lien created by this Indenture pursuant to this Section 2.9 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

SECTION 2.10   Book-Entry Notes.  The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12.  Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:

(i)

the provisions of this Section shall be in full force and effect;

(ii)

the Issuer, the Note Registrar, the Indenture Administrator and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)

to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)

the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

(v)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes (or any Class thereof, including the Controlling Class), the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class thereof, including the Controlling Class) and has delivered such instructions to the Indenture Trustee and the Indenture Administrator; and

(vi)

Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee or the Indenture Administrator.

SECTION 2.11   Notices to Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Administrator shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.12   Definitive Notes.  If (i) the Servicer advises the Indenture Trustee and the Indenture Administrator in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Servicer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Indenture Trustee and the Indenture Administrator through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee and the Indenture Administrator of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Administrator of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar, the Indenture Administrator or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee and the Indenture Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

ARTICLE III

Covenants

SECTION 3.1   Payment of Principal and Interest.  The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the [Class A-l Notes, to Class A-1 Noteholders,] [(ii) for the benefit of the Class A-2 Notes, to Class A-2 Noteholders,] [(iii) for the benefit of the Class A-3 Notes, to Class A-3 Noteholders,] [(iv) for the benefit of the Class A-4 Notes, to Class A-4 Noteholders,] [(v) for the benefit of the Class B Notes, to Class B Noteholders and] [(vi) for the benefit of the Class C Notes, to Class C Noteholders].  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.2   Maintenance of Office or Agency.  The Issuer will maintain in the [Borough of Manhattan, The City of New York,] an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Indenture Administrator to serve as its agent for the foregoing purposes.  The Issuer will give prompt written notice to the Indenture Administrator of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Administrator with the address thereof, such surrenders, notices and demands may be made or served at the office of the Indenture Administrator at [      ], and the Issuer hereby appoints the Indenture Administrator as its agent to receive all such surrenders, notices and demands.

SECTION 3.3   Money for Payments To Be Held in Trust.  As provided in Sections 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account, the Spread Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

At least one Business Day before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in immediately available funds in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Indenture Trustee and the initial Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)

hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)

give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)

at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)

immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)

comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.4   Existence.  Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5   Protection of Trust Estate.  The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Trust Estate (other than tax liens, mechanics’ liens, and other liens specified in Section 3.8(iii)(B)), and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Collateral Agent, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate (other than with respect to tax liens, mechanics’ liens, and other liens specified in Section 3.8(iii)(B)).  The Issuer will from time to time prepare (or shall cause to be prepared), authorize and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)

Grant more effectively all or any portion of the Trust Estate;

(ii)

maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

(iii)

perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)

enforce the rights of the Indenture Collateral Agent, the Issuer Secured Parties and the Noteholders in any of the Collateral;

(v)

preserve and defend title to the Trust Estate and the rights of the Indenture Collateral Agent in such Trust Estate against the claims of all persons and parties; and

(vi)

pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Indenture Collateral Agent its agent and attorney-in-fact to execute any financing statement or continuation statement reasonably required pursuant to this Section.

SECTION 3.6   Opinions as to Trust Estate.  (a)     On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Indenture Collateral Agent and the Indenture Administrator an Opinion of Counsel if then required by the TIA either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the authorization and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Collateral Agent, for the benefit of the Issuer Secured Parties, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)

Within 30 days after the beginning of each calendar year, beginning with the first calendar year beginning more than three months after the Closing Date, the Issuer shall cause the Servicer to furnish to the Indenture Trustee, the Indenture Administrator and the Indenture Collateral Agent an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization and filing of any financing statements and continuation statements as are necessary to maintain the lien and perfected first priority security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the authorization and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain such lien and security interest of this Indenture until January 30 in the following calendar year.

SECTION 3.7   Performance of Obligations; Servicing of Receivables.  (a)     The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.

(b)

The Issuer may contract with other Persons, such Person being an Eligible Institution or being acceptable to the Rating Agencies, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Indenture Administrator in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)

The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly permitted herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.

(d)

If a responsible officer of the Owner Trustee shall have actual knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, Indenture Administrator and the Rating Agencies thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement or Insurance Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)

If either the Indenture Trustee or the Indenture Administrator has given notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 8.1 of the Sale and Servicing Agreement, as promptly as possible thereafter, the Indenture Trustee or the Indenture Administrator shall appoint a successor servicer in accordance with Section 8.2 of the Sale and Servicing Agreement.

(f)

Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Indenture Administrator.  As soon as a Successor Servicer (other than the Indenture Trustee) is appointed, the Issuer shall notify the Indenture Trustee and the Indenture Administrator of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)

The Issuer agrees that it will not waive timely performance or observance by the Servicer, the Depositor or the Representative of their respective duties under the Basic Documents if the effect thereof would adversely affect the Holders of the Notes.

SECTION 3.8   Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(i)

except as expressly permitted by this Indenture or the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee or the Indenture Administrator;

(ii)

claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)

(A)  permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Collateral Agent created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) perfected security interest in the Trust Estate; or

(iv)

dissolve or liquidate in whole or in part.

SECTION 3.9   Annual Statement as to Compliance. (a)  The Issuer will deliver to the Indenture Trustee and the Indenture Administrator, within [120] days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended [               , [      ]), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that

(i)

a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)

to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b)

On or before [____] of each calendar year, commencing in [___], the Indenture Trustee shall:

(i)

deliver to the Issuer [and the [             ]] a report (in form and substance reasonably satisfactory to the [Master Servicer], acting on behalf of the Issuer) regarding [each of] the Indenture Trustee’s [and the Indenture Administrator’s] assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Indenture Trustee [and the Indenture Administrator, as applicable,], and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit E hereto; and

(ii)

[deliver to the Issuer [and [               ]] a report of a registered public accounting firm reasonably acceptable to the Issuer[ and the [             ] that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;]

SECTION 3.10   Issuer May Consolidate, Etc. Only on Certain Terms.  (a)     The Issuer shall not consolidate or merge with or into any other Person, unless

(i)

the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Indenture Administrator, in form satisfactory to the Indenture Trustee and the Indenture Administrator, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)

immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)

the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)

the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Indenture Administrator) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;

(v)

any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)

the Issuer shall have delivered to the Indenture Trustee and the Indenture Administrator an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

(b)

The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless

(i)

the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Basic Documents on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)

immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)

the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)

the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Indenture Administrator) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;

(v)

any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)

the Issuer shall have delivered to the Indenture Trustee and the Indenture Administrator an Officers’ Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11   Successor or Transferee.  (a)     Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)

Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10 (b), Franklin Auto Trust [    ]-[  ] will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that Franklin Auto Trust [    ]-[  ] is to be so released.

SECTION 3.12   No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

SECTION 3.13   No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, [and] (ii) [obligations owing from time to time to the [Letter of Credit Provider] under the [Letter of Credit and the Letter of Credit Reimbursement Agreement] and (iii)] any other Indebtedness permitted by or arising under the Basic Documents or the Issuer’s compliance therewith.  The proceeds of the Notes shall be used exclusively to fund the Issuer’s purchase of the Receivables and the other assets specified in the Sale and Servicing Agreement and to pay the Issuer’s organizational, transactional and start-up expenses.

SECTION 3.14   Servicer’s Obligations.  The Issuer shall cause the Servicer to comply with Sections 4.9, 4.10, 4.11 and 5.8 of the Sale and Servicing Agreement.

SECTION 3.15   Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16   Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personality) other than the purchase of the Receivables and the related property pursuant to the Sale and Servicing Agreement.

SECTION 3.17   Compliance with Laws.  The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.

SECTION 3.18   Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Indenture Administrator, the Indenture Trustee, [the Letter of Credit Provider,] the Indenture Collateral Agent and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, the Trust Agreement or this Indenture.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.19   Notice of Events of Default.  Upon a responsible officer of the Owner Trustee having actual knowledge thereof, the Issuer agrees to give the Indenture Administrator, Indenture Trustee, [the Letter of Credit Provider] and the Rating Agencies prompt written notice of each Event of Default hereunder, and each default on the part of the Servicer or the Depositor of its obligations under the Sale and Servicing Agreement.

SECTION 3.20   Further Instruments and Acts.  Upon request of the Indenture Trustee or the Indenture Administrator, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21   Amendments of Sale and Servicing Agreement and Trust Agreement.  The Issuer shall not agree to any amendment to Section 11.1 of the Sale and Servicing Agreement or Section 11.1 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee, [the Letter of Credit Provider] or the Holders of the Notes consent to amendments thereto as provided therein.

SECTION 3.22   Income Tax Characterization.  The Issuer, the Indenture Trustee, the Indenture Administrator and the Indenture Collateral Agent hereby agree, and each Noteholder by its acceptance of a Note agrees, to treat the Notes as indebtedness for federal income tax purposes and for purposes of applicable state, local, or any other income tax, franchise tax, or other tax imposed upon or measured by net income.  Each Noteholder agrees (by its acceptance of a Note) that it will cause any person acquiring an interest in a Note through it to comply with this Section 3.22 relating to the treatment of the Notes as indebtedness.  Subject to the following sentence of this Section 3.22, the Issuer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and each Noteholder (by its acceptance of a Note) agree and acknowledge their intention that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, applicable state income or franchise tax purposes, be disregarded as an entity apart from its owner, the Depositor, in the event the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder.  Notwithstanding the foregoing provisions of this Section 3.22, if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state, local, or other income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer it is the intent and agreement of the parties hereto (and of each Noteholder by its acceptance of a Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  If such a partnership is deemed to exist for applicable tax purposes, the taxable income of the Issuer shall be allocated in such manner as to cause, to the greatest extent possible, the Certificateholder and each affected Noteholder to recognize taxable income or loss at such time, and in such amounts, as each such person would have recognized such income or loss if such Class of Notes had not been recharacterized as an equity interest in the Issuer.

SECTION 3.23   Article Nine Provisions.  The representations and warranties set forth in this Section 3.23 speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the pledge of the Receivables to the Indenture Collateral Agent.  The representations set forth in this Section 3.23 may not be waived.

(a)

This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Collateral Agent, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)

The Issuer has taken all steps necessary to perfect its security interest against the Depositor in the Receivables.

(c)

The Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.

(d)

The Issuer owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(e)

The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Collateral Agent hereunder.

(f)

Other than the security interest granted to the Indenture Collateral Agent pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Indenture Collateral Agent hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)

Franklin Capital has in its possession all original copies of Receivables Files that constitute or evidence the Receivables.  The Receivables Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Collateral Agent.  All financing statements filed or to be filed against the Depositor, the Trust or the Issuer in favor of the Indenture Collateral Agent in connection herewith describing the Receivables contain a statement to the following effect:  “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Collateral Agent.”

ARTICLE IV

Satisfaction and Discharge

SECTION 4.1   Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee and the Indenture Administrator hereunder (including the rights of the Indenture Trustee and the Indenture Administrator under Section 6.7 and the obligations of the Indenture Administrator under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and the Indenture Administrator payable to all or any of them, and the Indenture Administrator, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(A)

either

(1)

all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Administrator for cancellation; or

(2)

all Notes not theretofore delivered to the Indenture Administrator for cancellation

(i)

have become due and payable,

(ii)

will become due and payable at their respective Final Scheduled Distribution Dates within one year, or

(iii)

are to be called for redemption within one year under arrangements satisfactory to the Indenture Administrator for the giving of notice of redemption by the Indenture Administrator in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Collateral Agent cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Administrator for cancellation when due to the Final Scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1(a)), as the case may be;

(B)

the Issuer has paid or caused to be paid all Issuer Secured Obligations; and

(C)

the Issuer has delivered to the Indenture Trustee, the Indenture Collateral Agent and the Indenture Administrator an Officer’s Certificate, an Opinion of Counsel and, if required by the TIA, the Indenture Trustee, the Indenture Collateral Agent or the Indenture Administrator an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2   Application of Trust Money.  All moneys deposited with the Indenture Administrator pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Administrator may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Administrator, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

SECTION 4.3   Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.1   Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)

default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days after receipt of notice thereof from the Indenture Trustee or the Indenture Administrator; or

(ii)

default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable on the related Final Scheduled Distribution Date; or

(iii)

default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Issuer delivers an Officer’s Certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Administrator or to the Issuer, the Indenture Trustee and the Indenture Administrator by the Holders of at least 25% of the Outstanding Amount of the Notes of the Controlling Class, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)

the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee and the Indenture Administrator, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.2   Rights Upon Event of Default.  (a)   If the Notes shall have been declared immediately due and payable following an Event of Default, the Holders of Notes representing a majority of the Outstanding Amount of the Notes of the Controlling Class may exercise any of the remedies specified in Section 5.4(a).

(b)

If an Event of Default shall have occurred and be continuing, the Indenture Trustee in its discretion may, or if so requested in writing by Holders holding Notes representing not less than a majority of the Outstanding Amount of the Notes of the Controlling Class, declare by written notice to the Issuer that the Notes become, whereupon they shall become, immediately due and payable at par, together with accrued interest thereon.

(c)

If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee or the Indenture Administrator as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)

the Issuer has paid or deposited with the Indenture Administrator as an agent of the Indenture Trustee a sum sufficient to pay

(A)

all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)

all sums paid or advanced by the Indenture Administrator as an agent of the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Indenture Administrator and their agents and counsel; and

(ii)

all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

(d)

Promptly after the occurrence of an Event of Default and after the Notes becoming immediately due and payable, the Indenture Administrator shall direct the Indenture Trustee to send notice of such event to the Rating Agencies.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.3   Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.  (a)     The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Administrator, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Administrator and its agents and counsel.

(b)

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)

If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)

Reserved.

(e)

In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Administrator as an agent of the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)

to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee or the Indenture Administrator and each predecessor Indenture Trustee or the Indenture Administrator, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

(ii)

unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii)

to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)

to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Administrator, and, in the event that the Indenture Administrator shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Administrator such amounts as shall be sufficient to cover reasonable compensation to the Indenture Administrator, each predecessor Indenture Administrator and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Administrator and each predecessor Indenture Administrator except as a result of negligence, bad faith or willful misconduct.

(f)

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(g)

All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(h)

In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

SECTION 5.4   Remedies.  (a)   If the Notes shall have been declared immediately due and payable following an Event of Default, the Indenture Trustee may and shall, at the direction of Holders of a majority of the Outstanding Amount of the Notes of the Controlling Class, do one or more of the following (subject to Section 5.5):

(i)

institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)

institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)

exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)

direct the Indenture Collateral Agent to sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Collateral Agent shall not, sell or otherwise liquidate the Trust Estate following an Event of Default unless:

(A)

such Event of Default is of the type described in Section 5.1(i) or (ii); or

(B)

any of

(x)

the Holders of 100% of the Outstanding Amount of the Notes consent thereto;

(y)

the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest; or

(z)

the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee provides prior written notice to the Rating Agencies and obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class.

In determining such sufficiency or insufficiency with respect to clause (B) (y) and (z), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.5   Optional Preservation of the Receivables.  If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to cause the Indenture Collateral Agent to maintain possession of the Trust Estate on behalf of the Indenture Trustee for the benefit of the Noteholders.  In determining whether to cause the Indenture Collateral Agent so to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6   Priorities.

(a)

Following (1) the acceleration of the Notes pursuant to Section 5.2 (and the related declaration of acceleration has not been rescinded or annulled) or (2) the receipt of Insolvency Proceeds pursuant to Section 9.1(b) of the Sale and Servicing Agreement, the Distribution Amount, including any money or property collected pursuant to Section 5.4 of the Indenture and any such Insolvency Proceeds, shall be applied by the Indenture Administrator on behalf of the Indenture Trustee on the related Payment Date in the following order of priority:

FIRST:

to pay any amounts due and owing to the Indenture Trustee, the Owner Trustee, the Indenture Administrator and the Indenture Collateral Agent for compensation, reimbursement of expenses or indemnification as provided hereunder or the other Basic Documents and to the Servicer pursuant to Section 5.6(a)(i) of the Sale and Servicing Agreement [and to the [Letter of Credit Provider]] the amounts pursuant to Section 5.6(a) (ii) of the Sale and Servicing Agreement;

SECOND:

to [Class A] Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD:

to Class A Noteholders for amounts due and unpaid on the Notes for principal, [first to the Class A-1 Notes, until the entire unpaid principal amount of the Class A-1 Notes shall have been paid in full,] [and then ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, to the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until the entire unpaid principal amount of such Notes shall have been paid in full];

FOURTH:

to the [Class B Noteholders first for amounts due and unpaid on the Class B Notes for interest and then for amounts due and unpaid on the Class B Notes for principal until the entire unpaid principal amount of the Class B Notes shall have been paid in full];

FIFTH:

to the [Class C Noteholders first for amounts due and unpaid on the Class C Notes for interest and then for amounts due and unpaid on the Class C Notes for principal until the entire unpaid principal amount of the Class C Notes shall have been paid in full];

SIXTH:

[amounts due and owing and required to be distributed to the [Letter of Credit Provider] pursuant to Section 5.6(a)(xi) of the Sale and Servicing Agreement and not previously distributed;] and

SEVENTH:

to or upon the order of the Owner Trustee for distribution pursuant to Section 5.2(a) of the Trust Agreement.

(b)

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least 15 days before such record date the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.7   Limitation of Suits.  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)

such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)

the Holders of not less than 25% of the Outstanding Amount of the Notes of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)

such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)

the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

(v)

no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes of the Controlling Class; and

(vi)

such Event of Default actually shall have occurred and be continuing;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes of the Controlling Class, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee shall proceed in accordance with the request of the greater majority of the Outstanding Amount of the Notes of the Controlling Class, as determined by reference to such requests.

SECTION 5.8   Unconditional Rights of Noteholders. To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.9   Restoration of Rights and Remedies.  If Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 5.10   Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11   Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.12   Control by Noteholders of the Controlling Class.  The Holders of a majority of the Outstanding Amount of the Notes of the Controlling Class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)

such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)

any direction to the Indenture Trustee to cause the Indenture Collateral Agent to sell or liquidate the Trust Estate shall be governed by the provisions of Section 5.4(a)(iv);

(iii)

if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes of the Controlling Class to cause the Indenture Collateral Agent to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)

the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.13   Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2(c), the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.14   Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes (or in the case of a right or remedy under this Indenture which is instituted by the Controlling Class, more than 10% of the Outstanding Amount of the Notes of the Controlling Class) or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15   Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16   Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

SECTION 5.17   Performance and Enforcement of Certain Obligations.  (a)   Promptly following a request from the Indenture Trustee to do so and at the Servicer’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Representative, the Depositor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Sale and Servicing Agreement.

(b)

If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

The Indenture Trustee, the Indenture Collateral Agent and the Indenture Administrator

SECTION 6.1   Duties of Indenture Trustee.  (a)   If an Event of Default has occurred and is continuing, and of which a Responsible Officer of the Indenture Trustee or the Indenture Collateral Agent shall have actual knowledge, the Indenture Trustee and the Indenture Collateral Agent, as applicable, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge:

(i)

the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)

in the absence of negligence or bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Basic Documents to which the Indenture Trustee is a party; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Indenture Trustee shall have no obligation to verify or re-compute any numeric information provided to it pursuant to the Basic Documents.

(c)

Neither the Indenture Trustee nor the Indenture Collateral Agent may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)

the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proven that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)

the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

(d)

The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)

Money held in trust by the Indenture Trustee or the Indenture Collateral Agent need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(f)

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)

Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(h)

The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

(i)

[Reserved].

(j)

Without limiting the generality of this Section 6.1 and except during such time, if any, as the Indenture Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture and the Sale and Servicing Agreement and subject to the other provisions of this Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Depositor’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivable Files under the Sale and Servicing Agreement.

(k)

Whenever any action under the Basic Documents requires the approval or disapproval of Certificateholders, the Indenture Trustee shall, in accordance with, and subject to, Section 2.13 of the Trust Agreement, instruct the Certificateholders to act in accordance with the written directions, received from Holders of a majority of the Outstanding Amount of the Notes.

(l)

Except as otherwise required or permitted by the TIA, nothing contained herein shall be deemed to authorize the Indenture Trustee (in its capacity as such) to engage in any business operations or any activities other than those set forth in this Indenture.  Specifically, the Indenture Trustee (in its capacity as such) shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Collateral under this Indenture or otherwise vary the assets held by the Issuer.

(m)

The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof.  In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default.

(n)

Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

SECTION 6.2   Rights of Indenture Trustee.  (a)   Subject to Section 6.1, the Indenture Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person.  Subject to Section 6.1, the Indenture Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)

The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)

The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)

The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)

The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes, pursuant to the provisions of this Indenture, unless such Holders of Notes shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Event of Default (that has not been cured) of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, exercise the rights and powers vested in it by this Indenture with reasonable care and skill.

(g)

The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

SECTION 6.3   Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.4   Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5   Notice of Defaults.  If a Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after such knowledge or notice occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory partial prepayment provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6   Reports by Indenture Trustee to Holders.  The Indenture Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.

SECTION 6.7   Compensation and Indemnity.  (a)   The Issuer shall or shall cause the Servicer to, pay to the Indenture Trustee from time to time compensation for its services in accordance with a separate agreement between the Servicer and the Indenture Trustee.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall or shall cause the Servicer to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall or shall cause the Servicer to indemnify the Indenture Trustee, the Indenture Collateral Agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or the administration of this trust and the performance of its duties hereunder.  The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder or the Servicer of its obligations under Article X of the Sale and Servicing Agreement.  The Issuer shall or shall cause the Servicer to defend the claim, the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the fees and expenses of such counsel.  Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith. Notwithstanding anything provided herein, the indemnification provided herein shall not constitute a claim against the Issuer other than in accordance with Section 5.6(a)(xii) of the Sale and Servicing Agreement or 5.6(a) hereof.

(b)

The Issuer’s obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.  Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Indenture Trustee agrees that the obligations of the Issuer (but not the Servicer) to the Indenture Trustee hereunder and under the Basic Documents shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of any Certificateholder.  Subject to Section 5.6 of this Indenture, the Indenture Trustee agrees that its recourse to the Issuer, the Trust Estate, the Certificateholders and the Depositor shall be limited to the right to receive the distributions referred to in Section 5.6(a)(xii) of the Sale and Servicing Agreement and Section 5.6(a) hereof.

SECTION 6.8   Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8.  The Indenture Trustee may resign at any time by so notifying the Issuer and the Indenture Administrator.  The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee, if:

(i)

the Indenture Trustee fails to comply with Section 6.11;

(ii)

a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs;

(iii)

an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

(iv)

the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(v)

the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after notice of resignation or removal of the retiring Indenture Trustee, the retiring Indenture Trustee, the Issuer, or the Holders of a majority in Outstanding Amount of the Notes of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 6.8 and payment of all fees and expenses owed to the retiring Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.9   Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee.  The Indenture Trustee [(except if [          ])] shall provide the Rating Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor indenture trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10   Appointment of Co-Trustee or Separate Indenture Trustee.  (a)   Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or a separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor indenture trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.  The appointment of any co-trustee or separate trustee shall not relieve the Indenture Trustee of any of its obligations hereunder.

(b)

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or sucessor indenture trustees; and

(iii)

the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)

Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall invest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or sucessor indenture trustee.

SECTION 6.11   Eligibility; Disqualification.  (a) The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “BBB-” or better by Standard & Poor’s and “Baa3” or better by Moody’s.  The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the Commission, the Indenture Trustee shall resign with respect to the [Class A Notes,] [the Class B Notes] [or the Class C Notes] in accordance with Section 6.8 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for one or all of such Classes, as applicable, so that there will be separate Indenture Trustees for the [Class A Notes,] [Class B Notes] [and Class C Notes].   In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA § 310(b).  Each provision of this Indenture shall apply to each Indenture Trustee as if it were the only Indenture Trustee acting under this Indenture, including, without limitation, Section 6.8.  If separate Indenture Trustees have been appointed with respect to the [Class A Notes,] [the Class B Notes] [and Class C Notes,] then, for so long as any amounts remain unpaid with respect to the [Class A Notes, only the Indenture Trustee for the Class A Notes shall have the right to exercise the remedies provided for in Section 5.4 and only the Holders of the Class A Notes shall have the right to direct or consent to any action to be taken by any Indenture Trustee (except for the actions specified in Section 5.4 that require the consent of the Holders of 100% of the Outstanding Amount of the Notes) and the Holders of the Class B Notes and Class C Notes shall be entitled to receive amounts collected by the Indenture Trustee for the Class A Notes pursuant to Article V in accordance with the order of priority set forth in Section 5.4.  Upon the payment in full of the Outstanding Amount of the Class A Notes and all other amounts owing in respect of the Class A Notes, only the Indenture Trustee for the Class B Notes shall have the right to exercise the remedies provided for in Section 5.4 and only the Holders of the Class B Notes shall have the right to direct or consent to any action to be taken by any Indenture Trustee (except for the actions specified in Section 5.4 that require the consent of the Holders of 100% of the Outstanding Amount of the Notes) and the Holders of the Class C Notes shall be entitled to receive amounts collected by the Indenture Trustee for the Class B Notes pursuant to Article V in accordance with the order of priority set forth in Section 5.4.  Upon the payment in full of the Outstanding Amount of the Class B Notes and all other amounts owing in respect of the Class B Notes, only the Indenture Trustee for the Class C Notes shall have the right to exercise the remedies provided for in Section 5.4 and only the Holders of the Class C Notes shall have the right to direct or consent to any action to be taken by any Indenture Trustee.]

(b)

In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

SECTION 6.12   Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13   Appointment and Powers.  Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints [          ] as the Indenture Collateral Agent with respect to the Collateral, and [          ] hereby accepts such appointment and agrees to act as Indenture Collateral Agent with respect to the Collateral for the Issuer Secured Parties, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Indenture Collateral Agent in accordance with the provisions of this Indenture. Each Issuer Secured Party hereby authorizes the Indenture Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as are specifically authorized to be exercised by the Indenture Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto.

SECTION 6.14   Performance of Duties.  Except during the continuance of an Event of Default of which a responsible officer of the Indenture Collateral Agent shall have actual knowledge, the Indenture Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Basic Documents to which the Indenture Collateral Agent is a party in accordance with this Indenture.  The Indenture Collateral Agent shall not be required to take any discretionary actions hereunder. The Indenture Collateral Agent shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

SECTION 6.15   Limitation on Liability.  (a)   Neither the Indenture Collateral Agent nor any of its directors, officers or employees shall be liable for any error of judgment, or for any mistake of fact or law or for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Collateral (or any part thereof).  Subject to Section 6.01(a), the Indenture Collateral Agent shall incur no liability to the Issuer or the Issuer Secured Parties for any action taken or omitted to be taken by the Indenture Collateral Agent in connection with the Collateral, except for the negligence, bad faith or willful misconduct on the part of the Indenture Collateral Agent, and, further, shall incur no liability to the Issuer Secured Parties except for negligence, bad faith or willful misconduct in carrying out its duties to the Issuer Secured Parties.  Subject to Section 6.16, the Indenture Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Indenture Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Indenture Collateral Agent shall not be required to make any independent investigation with respect thereto.  The Indenture Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents.  The Indenture Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel.  The Indenture Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture unless it shall have received reasonable security or indemnity satisfactory to the Indenture Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

(b)

No provision of this Indenture shall require the Indenture Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)

Without limiting the generality of this Section 6.15, the Indenture Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Indenture Collateral Agent to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Depositor’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivable Files under the Sale and Servicing Agreement.

(d)

The Indenture Collateral Agent will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any Notes or Collateral represented thereby, and will not be required to and will not make any representations as to the validity, value or genuineness of the Collateral.

(e)

The Indenture Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the execution of such powers by any such agents or attorneys shall not diminish or relieve the Indenture Collateral Agent for responsibility therefor to the same degree as if the Indenture Collateral Agent itself had executed such powers.

SECTION 6.16   Reliance Upon Documents.  In the absence of negligence, bad faith or willful misconduct on its part, the Indenture Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

SECTION 6.17   Successor Indenture Collateral Agent.  (a)   Merger.  Any Person into which the Indenture Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Indenture Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Indenture Collateral Agent hereunder) be and become a successor Indenture Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Issuer Secured Parties in the Collateral; provided that any such successor shall also be the successor Indenture Trustee under Section 6.9.

(b)

Resignation.  The Indenture Collateral Agent and any successor Indenture Collateral Agent may resign at any time by so notifying the Issuer; provided that the Indenture Collateral Agent shall not so resign unless it shall also resign as Indenture Trustee hereunder.

(c)

Removal.  The Indenture Collateral Agent may be removed by the Indenture Trustee at any time (and shall be removed at any time that the Indenture Trustee has been removed), with or without cause, by an instrument or concurrent instruments in writing delivered to the Indenture Collateral Agent, the other Issuer Secured Party and the Issuer.  A temporary successor may be removed at any time to allow a successor Indenture Collateral Agent to be appointed pursuant to subsection (d) below.  Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the later of (i) the effective date of the appointment of a successor Indenture Collateral Agent and the acceptance in writing by such successor Indenture Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Indenture Trustee of an Opinion of Counsel to the effect described in Section 3.6.

(d)

Acceptance by Successor.  The Indenture Trustee shall have the sole right to appoint each successor Indenture Collateral Agent (provided that the discretion of the Indenture Trustee to appoint such a successor Indenture Collateral Agent shall be subject to Section 6.17(e)). Every temporary or permanent successor Indenture Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Indenture Trustee, each Issuer Secured Party and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Indenture Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor.  Such predecessor shall, nevertheless, on the written request of either Issuer Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder.  In the event that any instrument in writing from the Issuer or an Issuer Secured Party is reasonably required by a successor Indenture Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Indenture Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Indenture Collateral Agent, be forthwith executed, acknowledged and delivered by the Indenture Trustee or the Issuer, as the case may be.  The designation of any successor Indenture Collateral Agent and the instrument or instruments removing any Indenture Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Indenture Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Indenture Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

(e)

Indenture Collateral Agent/Indenture Trustee.  The Indenture Collateral Agent shall, at all times, be the same entity that is also the Indenture Trustee.

SECTION 6.18   Compensation and Indemnity.  The Indenture Collateral Agent shall not be entitled to any compensation for the performance of its duties hereunder other than the compensation it is entitled to receive in its capacity as Indenture Trustee.

SECTION 6.19   Representations and Warranties of the Indenture Collateral Agent.  The Indenture Collateral Agent represents and warrants to the Issuer and to each Issuer Secured Party as follows:

(a)

Due Organization.  The Indenture Collateral Agent is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b)

Corporate Power.  The Indenture Collateral Agent has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Indenture Collateral Agent hereunder.

(c)

Due Authorization.  The execution and delivery by the Indenture Collateral Agent of this Indenture and the other Basic Documents to which it is a party, and the performance by the Indenture Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Indenture Collateral Agent, or the performance by the Indenture Collateral Agent, of this Indenture and such other Basic Documents.

(d)

Valid and Binding Indenture.  The Indenture Collateral Agent has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Indenture Collateral Agent, enforceable against the Indenture Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 6.20   Waiver of Setoffs.  The Indenture Collateral Agent, the Indenture Administrator and the Indenture Trustee hereby expressly waive any and all rights of setoff that the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

SECTION 6.21   [RESERVED].

SECTION 6.22   Appointment and Powers of the Indenture Administrator.  Subject to the terms and conditions hereof, the Indenture Trustee hereby appoints as its agent [          ] as Indenture Administrator, and [          ] hereby accepts such appointment and agrees to act as Indenture Administrator on behalf of the Indenture Trustee and to perform all of the duties of the Indenture Trustee in accordance with the provisions of this Indenture and the other Basic Documents other than the duties set forth below in Section 6.23, the obligations specifically required under the TIA and the obligation to execute any documents, letters or notices. Each of the Issuer and the Indenture Trustee hereby authorizes the Indenture Administrator to take such action on the Indenture Trustee’s behalf, and to exercise such rights, remedies, powers and privileges hereunder, as are specifically authorized to be exercised by the Indenture Trustee by the terms hereof (other than as set forth below in Section 6.23), together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto.

SECTION 6.23   Performance of Duties of the Indenture Administrator.  The Indenture Administrator shall and hereby agrees that it will, perform all of the duties and obligations required of the Indenture Trustee and receive all of the rights of the Indenture Trustee under this Indenture and the Sale and Servicing Agreement and any other Basic Documents, [except for those set forth in]:

[Section 5.4 of this Indenture relating to execution of the [Letter of Credit Demand].]

SECTION 6.24   Limitation on Liability of the Indenture Administrator.  (a)   Neither the Indenture Administrator nor any of its directors, officers or employees shall be liable for any error of judgment, or for any mistake of fact or law or for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Administrator shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Administrator be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Collateral (or any part thereof).   Subject to Section 6.16, the Indenture Administrator shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Indenture Administrator to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Indenture Administrator shall not be required to make any independent investigation with respect thereto.  The Indenture Administrator shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents.  The Indenture Administrator may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel.  The Indenture Administrator shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture unless it shall have received reasonable security or indemnity satisfactory to the Indenture Administrator against the costs, expenses and liabilities which might be incurred by it.

(b)

No provision of this Indenture shall require the Indenture Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)

The Indenture Administrator may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the execution of such powers by any such agents or attorneys shall not diminish or relieve the Indenture Administrator for responsibility therefor to the same degree as if the Indenture Administrator itself had executed such powers.

SECTION 6.25   Reliance Upon Documents of the Indenture Administrator .  In the absence of negligence, bad faith or willful misconduct on its part, the Indenture Administrator shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

SECTION 6.26   Successor Indenture Administrator.  (a)   Merger.  Any Person into which the Indenture Administrator may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Indenture Administrator is a party, shall (provided it is otherwise qualified to serve as the Indenture Administrator hereunder) be and become a successor Indenture Administrator hereunder and be vested with all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(b)

Resignation.  The Indenture Administrator and any successor Indenture Administrator may resign at any time by so notifying the Issuer.  Any resignation pursuant to the provisions of this subsection (b) shall take effect only upon the date which is the later of (i) the effective date of the appointment of a successor Indenture Administrator and the acceptance in writing by such successor Indenture Administrator of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Indenture Trustee of an Opinion of Counsel to the effect described in Section 3.6.

(c)

Removal.  The Indenture Administrator may be removed by the Indenture Trustee at any time,  with or without cause, by an instrument or concurrent instruments in writing delivered to the Indenture Administrator, the other Issuer Secured Party and the Issuer.  A temporary successor may be removed at any time to allow a successor Indenture Administrator to be appointed pursuant to subsection (d) below.  Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the later of (i) the effective date of the appointment of a successor Indenture Administrator and the acceptance in writing by such successor Indenture Administrator of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Indenture Trustee of an Opinion of Counsel to the effect described in Section 3.6.

(d)

Acceptance by Successor.  The Indenture Trustee shall have the sole right to appoint each successor Indenture Administrator (provided that the discretion of the Indenture Trustee to appoint such a successor Indenture Administrator shall be subject to Section 6.17(e)). Every temporary or permanent successor Indenture Administrator appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Indenture Trustee, each Issuer Secured Party and the Issuer an instrument in writing accepting such appointment hereunder.  Such predecessor shall, nevertheless, on the written request of either Issuer Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder.  In the event that any instrument in writing from the Issuer or an Issuer Secured Party is reasonably required by a successor Indenture Administrator to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Indenture Administrator, any and all such written instruments shall, at the request of the temporary or permanent successor Indenture Administrator, be forthwith executed, acknowledged and delivered by the Indenture Trustee or the Issuer, as the case may be.

SECTION 6.27   Compensation and Indemnity of the Indenture Administrator .  (a)   The Issuer shall, or shall cause the Servicer to, pay to the Indenture Administrator from time to time compensation for its services in accordance with a separate agreement between the Servicer and the Indenture Administrator.  The Indenture Administrator’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall or shall cause the Servicer to reimburse the Indenture Administrator for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Administrator’s agents, counsel, accountants and experts.  The Issuer shall or shall cause the Servicer to indemnify the Indenture Administrator and its respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or the administration of this trust and the performance of its duties hereunder.  The Indenture Administrator shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity.  Failure by the Indenture Administrator to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder or the Servicer of its obligations under Article X of the Sale and Servicing Agreement.  The Issuer shall or shall cause the Servicer to defend the claim, the Indenture Administrator may have separate counsel and the Issuer shall or shall cause the Servicer to pay the fees and expenses of such counsel.  Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Administrator through the Indenture Administrator’s own willful misconduct, negligence or bad faith. Notwithstanding anything provided herein, the indemnification provided herein shall not constitute a claim against the Issuer other than in accordance with Section 5.6(a)(ix) of the Sale and Servicing Agreement or 5.6(a) hereof.

(b)

The Issuer’s obligations to the Indenture Administrator pursuant to this Section shall survive the discharge of this Indenture.  When the Indenture Administrator incurs expenses after the occurrence of a Default specified in Section 5.1(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.  Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Indenture Administrator agrees that the obligations of the Issuer (but not the Servicer) to the Indenture Administrator hereunder and under the Basic Documents shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of any Certificateholder.  Subject to Section 5.6 of this Indenture, the Indenture Administrator agrees that its recourse to the Issuer, the Trust Estate, the Certificateholders and the Depositor shall be limited to the right to receive the distributions referred to in Section 5.6(a)(ix) of the Sale and Servicing Agreement and Section 5.6(a) hereof.

SECTION 6.28   Representations and Warranties of the Indenture Administrator.  The Indenture Administrator represents and warrants to the Issuer and to each Issuer Secured Party as follows:

(a)

Due Organization.  The Indenture Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b)

Corporate Power.  The Indenture Administrator has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Indenture Administrator on behalf of the Indenture Trustee hereunder and under the other Basic Documents.

(c)

Due Authorization.  The execution and delivery by the Indenture Administrator of this Indenture and the other Basic Documents to which it is a party, and the performance by the Indenture Administrator of its duties hereunder and thereunder, have been duly authorized by all necessary proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Indenture Administrator, or the performance by the Indenture Administrator, of this Indenture and such other Basic Documents.

(d)

Valid and Binding Indenture.  The Indenture Administrator has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Indenture Administrator, enforceable against the Indenture Administrator in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

ARTICLE VII

Noteholders’ Lists and Reports

SECTION 7.1   Note Registrar To Furnish Names and Addresses of Noteholders.  The Note Registrar will furnish or cause to be furnished to the Indenture Trustee, the Indenture Administrator, and the Servicer (a) not more than five days after each Record Date a list, in such form as the Indenture Trustee, the Indenture Administrator or the Servicer may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee, the Indenture Administrator or the Servicer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Administrator is the Note Registrar, no such list shall be required to be furnished to the Indenture Administrator.

SECTION 7.2   Preservation of Information; Communications to Noteholders.  (a)   The Indenture Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Administrator as provided in Section 7.1 and the names and addresses of Holders received by the Indenture Administrator from the Note Registrar.  The Indenture Administrator may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b)

Noteholders may communicate in conformity with TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)

The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

SECTION 7.3   Reports by Issuer.  (a)   The Issuer shall:

(i)

deliver to the Indenture Trustee and the Indenture Administrator, at least 2 Business Days prior to the date the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)

file with the Indenture Trustee, the Indenture Administrator and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)

supply to the Indenture Trustee and the Indenture Administrator (and the Indenture Administrator shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b)

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on September 30 of each year.

SECTION 7.4   Reports by Indenture Trustee.  If required by TIA Section 313(a), within 60 days after each December 1, beginning with December 1, [     ], the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).  The Indenture Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed.  The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange and shall provide the appropriate address or addresses to which each report need be sent.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.1   Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee or the Indenture Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Administrator pursuant to this Indenture.  The Indenture Administrator shall apply all such money received by it, the Indenture Trustee or the Indenture Collateral Agent as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee or the Indenture Administrator may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2   Trust Accounts.  (a)   On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Collateral Agent, on behalf of the Indenture Administrator as an agent of the Indenture Trustee, for the benefit of the Noteholders, the Certificateholders, [and the Letter of Credit Provider,] the Trust Accounts as provided in Section 5.1 of the Sale and Servicing Agreement.

(b)

Subject to Section 5.6 of the Sale and Servicing Agreement, on each Payment Date and Redemption Date, the Indenture Administrator shall distribute all amounts on deposit in the Note Distribution Account and the Principal Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest as follows (except as otherwise provided in Section 5.6 hereof):

(i)

from the Note Distribution Account, accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each class of Class A Notes pro rata on the basis of the amount of accrued and unpaid interest due on each class of Class A Notes, then to the payment of such interest on the Class B Notes and then to the payment of such interest on the Class C Notes; and

(ii)

[from the Principal Distribution Account, (a) principal to the Holders of the Class A-1 Notes until the Outstanding Amount of the Class A-1 Notes is reduced to zero];

(b)

[principal to the Holders of the Class A-2 Notes until the Outstanding Amount of the Class A-2 Notes is reduced to zero];

(c)

[principal to the Holders of the Class A-3 Notes until the Outstanding Amount of the Class A-3 Notes is reduced to zero];

(d)

[principal to the Holders of the Class A-4 Notes until the Outstanding Amount of the Class A-4 Notes is reduced to zero];

(e)

[principal to the Holders of the Class B Notes until the Outstanding Amount of the Class B Notes is reduced to zero]; and

(f)

[principal to the Holders of the Class C Notes until the Outstanding Amount of the Class C Notes is reduced to zero].

SECTION 8.3   General Provisions Regarding Accounts.  (a)   So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Collateral Agent on behalf of the Indenture Trustee upon Issuer Order, subject to the provisions of Section 5.1(b) of the Sale and Servicing Agreement.  All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Indenture Administrator in the Collection Account, and any loss resulting from such investments shall be charged to such account.  The Issuer will not direct the Indenture Administrator to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Administrator to make any such investment or sale, if requested by the Indenture Administrator, the Issuer shall deliver to the Indenture Administrator an Opinion of Counsel, acceptable to the Indenture Administrator, to such effect.

(b)

[Reserved]

(c)

Subject to Section 6.1(c), neither the Indenture Trustee nor the Indenture Administrator shall in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Administrator’s failure to make payments on such Eligible Investments issued by the Indenture Administrator, in its commercial capacity as principal obligor and not as indenture administrator, in accordance with their terms.

(d)

If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Administrator by 12:00 noon Eastern Time (or such other time as may be agreed by the Issuer and the Indenture Administrator) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in investments of the type set forth in clause (g) of the definition of Eligible Investments.

SECTION 8.4   Release of Trust Estate.  (a)   Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Collateral Agent may, and when required by the provisions of this Indenture or Sale and Servicing Agreement shall, execute instruments to release property from the, lien of this Indenture, or convey the Indenture Collateral Agent’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Collateral Agent as provided in this Article VIII shall be bound to ascertain the Indenture Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)

The Indenture Collateral Agent shall, at such time as there are no Notes outstanding, [all sums owing to the [Letter of Credit Provider] under the Basic Documents,] and all sums due the Indenture Trustee pursuant to Section 6.7 and all sums due the Indenture Administrator pursuant to Section 6.27 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

SECTION 8.5   Opinion of Counsel.  The Indenture Collateral Agent shall receive at least seven days’ written notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee and not at the expense of the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

Supplemental Indentures

SECTION 9.1   Supplemental Indentures Without Consent of Noteholders.  (a)   Without the consent of the Holders of any Notes but [with the consent of the [Letter of Credit Provider] to the extent it would be materially and adversely affected and] with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee and the Indenture Administrator, the Issuer, the Indenture Trustee and the Indenture Administrator, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Indenture Administrator, for any of the following purposes:

(i)

to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Collateral Agent any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)

to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)

to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)

to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Collateral Agent;

(v)

to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

(vi)

to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii)

to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee and the Indenture Administrator are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)

The Issuer, the Indenture Trustee and the Indenture Administrator, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes, but [with the prior written consent of the [Letter of Credit Provider] to the extent it would be materially and adversely affected and] with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee and the Indenture Administrator, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, adversely affect in any material respect the interests of any Noteholder.  An amendment described in this clause (b) shall be deemed not to adversely affect the interests of any Noteholder if either each Rating Agency confirms in writing that such amendment will not result in a reduction or withdrawal of the then current rating of each Class of Notes or none of the Rating Agencies, within 10 days’ after receipt of notice of such amendment, notifies the Depositor, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the then current ratings of the Notes.

SECTION 9.2   Supplemental Indentures with Consent of Noteholders.  The Issuer, the Indenture Trustee and the Indenture Administrator, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies [and with the consent of the [Letter of Credit Provider] to the extent it would be materially and adversely affected] and with the consent of the Holders of not less than a majority of the outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer, the Indenture Trustee and the Indenture Administrator, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)

change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

(ii)

impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(iii)

reduce the percentage of the Outstanding Amount of the Notes or the Notes of the Controlling Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iv)

modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(v)

reduce the percentage of the Outstanding Amount of the Notes or the Notes of the Controlling Class required to direct the Indenture Trustee and the Indenture Administrator to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4;

(vi)

modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii)

modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the redemption of the Notes contained herein; or

(viii)

permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee or the Indenture Administrator may determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.  Neither the Indenture Trustee nor the Indenture Administrator shall be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Indenture Trustee and the Indenture Administrator of any supplemental indenture pursuant to this Section, the Indenture Administrator shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3   Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee and the Indenture Administrator shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  Each of the Indenture Trustee and the Indenture Administrator may, but shall not be obligated to, enter into any such supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4   Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Indenture Administrator, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5   Conformity With Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6   Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Administrator shall, bear a notation in form approved by the Indenture Administrator as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Administrator and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Administrator in exchange for Outstanding Notes.

ARTICLE X

Redemption of Notes

SECTION 10.1   Redemption.  (a)   The Notes are subject to redemption in whole, but not in part, at the direction of the Depositor pursuant to Section 9.1(a) of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.1(a), for a purchase price equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price.  The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption.  If the Notes are to be redeemed pursuant to this Section 10.1(a), the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee and the Indenture Administrator not later than 15 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Administrator in the Note Distribution Account the Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of Notes.

(b)

Reserved.

(c)

In the event that the assets of the Trust are sold pursuant to Section 9.1 of the Sale and Servicing Agreement, all amounts on deposit in the Note Distribution Account shall be paid to the Noteholders up to the Outstanding Amount of the Notes and all accrued and unpaid interest thereon [and the [Letter of Credit Provider] shall receive all amounts then owing to it].  If amounts are to be paid to Noteholders pursuant to this Section 10.1(c), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee and the Indenture Administrator not later than 15 days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

SECTION 10.2   Form of Redemption Notice.  (a)   Notice of redemption under Section 10.1(a) shall be given by the Indenture Administrator by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the last day of the calendar month preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(i)

the Redemption Date;

(ii)

the Redemption Price;

(iii)

that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

(iv)

that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Administrator in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

(b)

Prior notice of redemption under Sections 10.1(b) is not required to be given to Noteholders.

SECTION 10.3   Notes Payable on Redemption Date.  The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

Miscellaneous

SECTION 11.1   Compliance Certificates and Opinions, etc.  (a)   Upon any application or request by the Issuer to the Indenture Trustee, the Indenture Administrator or the Indenture Collateral Agent to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee, the Indenture Administrator or the Indenture Collateral Agent, as the case may be, (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)

a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)

a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)

a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)

(i)   Prior to the deposit of any Collateral or other property or securities with the Indenture Collateral Agent that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Collateral Agent and the Indenture Administrator an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)

Whenever the Issuer is required to furnish to the Indenture Collateral Agent and the Indenture Administrator an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Collateral Agent and the Indenture Administrator an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% percent of the Outstanding Amount of the Notes.

(iii)

Other than with respect to the release of any Purchased Receivables or Liquidated Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Collateral Agent and the Indenture Administrator an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)

Whenever the Issuer is required to furnish to the Indenture Trustee and the Indenture Administrator an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Collateral Agent and the Indenture Administrator an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Receivables and Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% percent of the then Outstanding Amount of the Notes.

(v)

Notwithstanding Section 2.9, Section 8.4 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables, Financed Vehicles or related property as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and shall not be required in connection therewith to deliver the certificates and opinions described above or in Section 8.5.

SECTION 11.2   Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee and the Indenture Administrator, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s and the Indenture Administrator’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3   Acts of Noteholders.  (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and the Indenture Administrator, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)

The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee or the Indenture Administrator.

(c)

The ownership of Notes shall be proved by the Note Register.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Administrator or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4   Notices, etc., to Indenture Trustee, Indenture Administrator Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a)

The Indenture Trustee and the Indenture Administrator by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested or sent by facsimile and shall be deemed to have been duly given upon receipt to the Indenture Trustee at its Corporate Trust Office with a copy to the Indenture Administrator at:  [          ], [         ], or

(b)

The Issuer by the Indenture Trustee, the Indenture Administrator or by any Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt to the Issuer addressed to:  Franklin Auto Trust [    ]-[  ], in care of [          ] [         ], with a copy to [        ] [        ], Attention:  [        ], or at any other address previously furnished in writing to the Indenture Trustee and the Indenture Administrator by Issuer.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Administrator.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee, the Indenture Administrator or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested or sent by e-mail if an e-mail address is provided to (i) in the case of Moody’s, at either of the following addresses:  Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10004 or ServicerReports@moodys.com and (ii) in the case of Standard and Poor’s, at the following address: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention of Asset-Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.5   Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Administrator but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Administrator shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 11.6   Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee, the Indenture Administrator or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee and the Indenture Administrator (which consent shall not be unreasonably withheld).  The Issuer will furnish to the Indenture Trustee and the Indenture Administrator a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7   Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9   Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors.  All agreements of the Indenture Collateral Agent in this Indenture shall bind its successors.  All agreements of the Indenture Administrator in this Indenture shall bind its successors.

SECTION 11.10   Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11   Benefits of Indenture.  [The [Letter of Credit Provider] shall be an express third-party beneficiary to the provisions of this Indenture.]  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, [the Letter of Credit Provider] and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12   Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date an which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13   GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14   Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15   Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee or the Indenture Collateral Agent under this Indenture.

SECTION 11.16   Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee, the Indenture Administrator or the Indenture Collateral Agent on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

SECTION 11.17   No Petition.  The Indenture Trustee, the Indenture Administrator and the Indenture Collateral Agent, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to one year and one day after the termination of this Agreement institute against the Depositor, or the Issuer, or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

SECTION 11.18   Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and the Indenture Administrator, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

SECTION 11.19   No Joint Venture.  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Indenture Trustee.

SECTION 11.20   Intent of the Parties; Reasonableness.  The Indenture Trustee, the Indenture Administrator and Issuer acknowledge and agree that the purpose of Sections 3.09 of this Agreement is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer [nor the [           ] (acting on behalf of the Issuer)] shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  [Each of] the Indenture Trustee [and the Indenture Administrator] acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Issuer [(or the [                ], acting on behalf of the Issuer)] in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, [each of] the Indenture Trustee [and the Indenture Administrator] shall cooperate fully with the Issuer [(or the [               ], acting on behalf of the Issuer)] to deliver to the Issuer [(or the [                     ], acting on behalf of the Issuer)], any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer [(or the [                      ], acting on behalf of the Issuer)] to permit the Issuer [and the Depositor] to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee, [the Indenture Administrator] any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Issuer [(or the [                 ]Administrator, acting on behalf of the Issuer)] to be necessary in order to effect such compliance.

The Issuer [(or the [                    ], acting on behalf of the Issuer)] shall cooperate with the Indenture Trustee [and the Indenture Administrator] by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment of the Issuer [(or the [                    ], acting on behalf of the Issuer)] to comply with Regulation A.

[THIS SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, the Indenture Administrator and the Indenture Collateral Agent have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

FRANKLIN AUTO TRUST [    ]-[  ],

By:  [                                                 ], not in its individual capacity but solely as Owner Trustee

By:  ___________________________

Name:

Title:

[          ], not in its individual capacity but solely as Indenture Trustee and as Indenture Collateral Agent

By: ___________________________

Name:

Title:

[          ], as Indenture Administrator

By: ___________________________

Name:

Title:

EXHIBIT A

SCHEDULE OF RECEIVABLES

EXHIBIT B

SALE AND SERVICING AGREEMENT

EXHIBIT C

NOTE DEPOSITORY AGREEMENT

EXHIBIT D-1

[Form of Note]

FRANKLIN AUTO TRUST [    ]-[  ]

CLASS A-1 [          ]% ASSET-BACKED NOTES

REGISTERED

$[          ]

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP No. [_______]

ISIN No. [_______]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACQUISITION OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS: (i) NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY EMPLOYEE BENEFIT PLAN SUBJECT TO ANY APPLICABLE SIMILAR LAW (“SIMILAR LAW”) OR (ii) ITS ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION, OR IN THE CASE OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO A SIMILAR LAW, DO NOT RESULT IN A NONEXEMPT VIOLATION OF ANY SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Franklin Auto Trust [    ]-[  ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                                  ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is $[          ] and the denominator of which is $[          ] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.1 of the Indenture, provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [                     ] Payment Date (the “Class A-1 Final Scheduled Payment Date”).  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date).  Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding the related Payment Date.  [Interest will be computed on the basis of the actual number of days elapsed and a 360-day year.]  INSERT RIDER A  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

FRANKLIN AUTO TRUST [    ]-[  ]

By:

[                                               ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

By:

___________________________
Name:
Title:
Date:

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Notes designated above and referred to in the within-mentioned Indenture.

Date:  [          ] [  ], [    ]

[          ], as Indenture Administrator,

By:

________________________________

Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 [          ]% Asset-Backed Notes (herein called the “Class A-1 Notes”), all issued under an Indenture dated as of [          ] [  ], [    ] (such indenture, as supplemented or amended, is herein called the “Indenture”) among the Issuer, [          ], as indenture trustee and as indenture collateral agent (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture, and the “Indenture Collateral Agent,” which term includes any successor Indenture Collateral Agent under the Indenture), and [          ], as indenture administrator (the “Indenture Administrator,” which term includes any successor Indenture Administrator under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Holders of the Notes.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the twentieth day of each month, or if any such date is not a Business Day, the next succeeding Business Day, commencing in [                        ].

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-1 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and Section 5.6 of the Indenture.  All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s office specified in Section 3.2 of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer and the Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of, this Note as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

It is the agreement and intent of the Issuer and each Noteholder (by acceptance of this Note) that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state or local income taxes, franchise taxes and any other taxes imposed upon or measured by net income, be disregarded as an entity apart from its owner, the Depositor, if the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder; provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state or local income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the Issuer and each Noteholder (by its acceptance of this Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Issuer and each Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of the Issuer, the Certificate and the Notes for federal income tax purposes, and for purposes of state, local or other income tax, franchise tax or other tax based upon or measured by net income, in the manner set forth above.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Indenture Administrator and any agent of the Issuer, the Indenture Trustee or the Indenture Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Indenture Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Deutsche Bank Trust Company Delaware in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________                                    _______________________ 1

Signature Guaranteed:

______________________________________________________

______________________

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT D-2

[Form of Note]

FRANKLIN AUTO TRUST [    ]-[  ]

CLASS A-2 [          ]% ASSET-BACKED NOTES

REGISTERED

$[          ]

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP No. [______]

ISIN No. [______]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THE ACQUISITION OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS: (i) NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY EMPLOYEE BENEFIT PLAN SUBJECT TO ANY APPLICABLE SIMILAR LAW (“SIMILAR LAW”) OR (ii) ITS ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION, OR IN THE CASE OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO A SIMILAR LAW, DO NOT RESULT IN A NONEXEMPT VIOLATION OF ANY SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Franklin Auto Trust [    ]-[  ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                               ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[          ] and the denominator of which is $[          ] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [                   ] Payment Date (the “Class A-2 Final Scheduled Payment Date”).  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date).  Interest on this Note will accrue for each Payment Date from and including the twentieth day of the calendar month preceding the related Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding the twentieth day of the calendar month of the related Payment Date.  [Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.]  INSERT RIDER B  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

FRANKLIN AUTO TRUST [    ]-[  ]

By:

[                                             ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

By:

________________________________
Name:
Title:
Date:

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Notes designated above and referred to in the within-mentioned Indenture.

Date:  [          ] [  ], [    ]

[          ], as Indenture Administrator,

By:

_________________________________

Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 [          ]% Asset-Backed Notes (herein called the “Class A-2 Notes”), all issued under an Indenture dated as of [          ] [  ], [    ] (such indenture, as supplemented or amended, is herein called the “Indenture”) among the Issuer, [          ], as indenture trustee and as indenture collateral agent (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture, and the “Indenture Collateral Agent,” which term includes any successor Indenture Collateral Agent under the Indenture), and [          ], as indenture administrator (the “Indenture Administrator,” which term includes any successor Indenture Administrator under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Holders of the Notes.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the twentieth day of each month, or if any such date is not a Business Day, the next succeeding Business Day, commencing in [                          ].

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and Section 5.6 of the Indenture.  All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s office specified in Section 3.2 of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer and the Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of, this Note as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

It is the agreement and intent of the Issuer and each Noteholder (by acceptance of this Note) that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state or local income taxes, franchise taxes and any other taxes imposed upon or measured by net income, be disregarded as an entity apart from its owner, the Depositor, if the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder; provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state or local income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the Issuer and each Noteholder (by its acceptance of this Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Issuer and each Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of the Issuer, the Certificate and the Notes for federal income tax purposes, and for purposes of state, local or other income tax, franchise tax or other tax based upon or measured by net income, in the manner set forth above.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Indenture Administrator and any agent of the Issuer, the Indenture Trustee or the Indenture Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Indenture Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Deutsche Bank Trust Company Delaware in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

__________________________________ 1

Signature Guaranteed:

______________________________________________________

_________________________

1

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT D-3

[Form of Note]

FRANKLIN AUTO TRUST [    ]-[  ]

CLASS A-3 [          ]% ASSET-BACKED NOTES

REGISTERED

$[          ]

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP No. [________]

ISIN No. [_________]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACQUISITION OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS: (i) NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY EMPLOYEE BENEFIT PLAN SUBJECT TO ANY APPLICABLE SIMILAR LAW (“SIMILAR LAW”) OR (ii) ITS ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION, OR IN THE CASE OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO A SIMILAR LAW, DO NOT RESULT IN A NONEXEMPT VIOLATION OF ANY SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF

THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Franklin Auto Trust [    ]-[  ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                                 ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[          ] and the denominator of which is $[          ] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [                  ] Payment Date (the “Class A-3 Final Scheduled Payment Date”).  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date).  Interest on this Note will accrue for each Payment Date from and including the twentieth day of the calendar month preceding the related Payment Date (or in the case of the first Payment date, from and including the Closing Date) to but excluding the twentieth day of the calendar month of the related Payment Date.  ]Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.]  INSERT RIDER B  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

FRANKLIN AUTO TRUST [    ]-[  ]

By:

[                                                 ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

By:____________________________

Name:

Title:

Date:

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-3 Notes designated above and referred to in the within-mentioned Indenture.

Date:  [          ] [  ], [    ]

[          ], as Indenture Administrator,

By:

_________________________________

Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 [          ]% Asset-Backed Notes (herein called the “Class A-3 Notes”), all issued under an Indenture dated as of [          ] [  ], [    ] (such indenture, as supplemented or amended, is herein called the “Indenture”) among the Issuer, [          ], as indenture trustee and as indenture collateral agent (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture, and the “Indenture Collateral Agent,” which term includes any successor Indenture Collateral Agent under the Indenture), and [          ], as indenture administrator (the “Indenture Administrator,” which term includes any successor Indenture Administrator under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Holders of the Notes.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the twentieth day of each month, or if any such date is not a Business Day, the next succeeding Business Day, commencing in [                        ].

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-3 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and Section 5.6 of the Indenture.  All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s office specified in Section 3.2 of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer and the Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of, this Note as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

It is the agreement and intent of the Issuer and each Noteholder (by acceptance of this Note) that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state or local income taxes, franchise taxes and any other taxes imposed upon or measured by net income, be disregarded as an entity apart from its owner, the Depositor, if the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder; provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state or local income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the Issuer and each Noteholder (by its acceptance of this Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Issuer and each Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of the Issuer, the Certificate and the Notes for federal income tax purposes, and for purposes of state, local or other income tax, franchise tax or other tax based upon or measured by net income, in the manner set forth above.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Indenture Administrator and any agent of the Issuer, the Indenture Trustee or the Indenture Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Indenture Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Deutsche Bank Trust Company Delaware in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

__________________________________ 1

Signature Guaranteed:

______________________

_____________________

1    NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT D-4

[Form of Note]

FRANKLIN AUTO TRUST [    ]-[  ]

CLASS A-4 [          ]% ASSET-BACKED NOTES

REGISTERED

$[          ]

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP No. [_______]

ISIN No. [_________]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACQUISITION OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS: (i) NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY EMPLOYEE BENEFIT PLAN SUBJECT TO ANY APPLICABLE SIMILAR LAW (“SIMILAR LAW”) OR (ii) ITS ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION, OR IN THE CASE OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO A SIMILAR LAW, DO NOT RESULT IN A NONEXEMPT VIOLATION OF ANY SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Franklin Auto Trust [    ]-[  ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                                              ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[          ] and the denominator of which is $[          ] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [                          ] Payment Date (the “Class A-4 Final Scheduled Payment Date”).  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date).  Interest on this Note will accrue for each Payment Date from and including the twentieth day of the calendar month preceding the related Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding the twentieth day of the calendar month of the related Payment Date.  [Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.]  INSERT RIDER B  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

FRANKLIN AUTO TRUST [    ]-[  ]

By:

[                                                 ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

By:____________________________

Name:

Title:

Date:

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-4 Notes designated above and referred to in the within-mentioned Indenture.

Date:  [          ] [  ], [    ]

[          ], as Indenture Administrator,

By:

_________________________________

Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-4 [          ]% Asset-Backed Notes (herein called the “Class A-4 Notes”), all issued under an Indenture dated as of [          ] [  ], [    ] (such indenture, as supplemented or amended, is herein called the “Indenture”) among the Issuer, [          ], as indenture trustee and as indenture collateral agent (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture, and the “Indenture Collateral Agent,” which term includes any successor Indenture Collateral Agent under the Indenture), and [          ], as indenture administrator (the “Indenture Administrator,” which term includes any successor Indenture Administrator under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Holders of the Notes.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-4 Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the twentieth day of each month, or if any such date is not a Business Day, the next succeeding Business Day, commencing in [                            ].

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-4 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and Section 5.6 of the Indenture.  All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s office specified in Section 3.2 of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer and the Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of, this Note as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

It is the agreement and intent of the Issuer and each Noteholder (by acceptance of this Note) that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state or local income taxes, franchise taxes and any other taxes imposed upon or measured by net income, be disregarded as an entity apart from its owner, the Depositor, if the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder; provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state or local income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the Issuer and each Noteholder (by its acceptance of this Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Issuer and each Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of the Issuer, the Certificate and the Notes for federal income tax purposes, and for purposes of state, local or other income tax, franchise tax or other tax based upon or measured by net income, in the manner set forth above.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Indenture Administrator and any agent of the Issuer, the Indenture Trustee or the Indenture Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Indenture Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Deutsche Bank Trust Company Delaware in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

__________________________________ 1

Signature Guaranteed:

______________________

_____________________________

1    NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT D-5

[Form of Note]

FRANKLIN AUTO TRUST [    ]-[  ]

CLASS B [          ]% ASSET-BACKED NOTES

REGISTERED

$[          ]

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP No. [_________]

ISIN No. [_________]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACQUISITION OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS: (i) NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY EMPLOYEE BENEFIT PLAN SUBJECT TO ANY APPLICABLE SIMILAR LAW (“SIMILAR LAW”) OR (ii) ITS ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION, OR IN THE CASE OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO A SIMILAR LAW, DO NOT RESULT IN A NONEXEMPT VIOLATION OF ANY SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Franklin Auto Trust [    ]-[  ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                                      ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[          ] and the denominator of which is $[          ] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [                   ] Payment Date (the “Class B Final Scheduled Payment Date”).  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date).  Interest on this Note will accrue for each Payment Date from and including the twentieth day of the calendar month preceding the related Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding the twentieth day of the calendar month of the related Payment Date.  [Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.]  INSERT RIDER B  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

FRANKLIN AUTO TRUST [    ]-[  ]

By:

[                                                 ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

By:____________________________

Name:

Title:

Date:

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes designated above and referred to in the within-mentioned Indenture.

Date:  [          ] [  ], [    ]

[          ], as Indenture Administrator,

By:_________________________________

Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B [          ]% Asset-Backed Notes (herein called the “Class B Notes”), all issued under an Indenture dated as of [          ] [  ], [    ] (such indenture, as supplemented or amended, is herein called the “Indenture”) among the Issuer, [          ], as indenture trustee and as indenture collateral agent (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture, and the “Indenture Collateral Agent,” which term includes any successor Indenture Collateral Agent under the Indenture), and [          ], as indenture administrator (the “Indenture Administrator,” which term includes any successor Indenture Administrator under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Holders of the Notes.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class B Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the twentieth day of each month, or if any such date is not a Business Day, the next succeeding Business Day, commencing in [                             ].

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class B Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and Section 5.6 of the Indenture.  All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s office specified in Section 3.2 of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer and the Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of, this Note as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

It is the agreement and intent of the Issuer and each Noteholder (by acceptance of this Note) that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state or local income taxes, franchise taxes and any other taxes imposed upon or measured by net income, be disregarded as an entity apart from its owner, the Depositor, if the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder; provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state or local income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the Issuer and each Noteholder (by its acceptance of this Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Issuer and each Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of the Issuer, the Certificate and the Notes for federal income tax purposes, and for purposes of state, local or other income tax, franchise tax or other tax based upon or measured by net income, in the manner set forth above.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Indenture Administrator and any agent of the Issuer, the Indenture Trustee or the Indenture Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Indenture Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Deutsche Bank Trust Company Delaware in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

__________________________________ 1

Signature Guaranteed:

___________________________

1    NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT D-6

[Form of Note]

FRANKLIN AUTO TRUST [    ]-[  ]

CLASS C [          ]% ASSET-BACKED NOTES

REGISTERED

$[          ]

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP No. [____]

ISIN No. [____]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE ACQUISITION OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT IT IS: (i) NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH THE ASSETS OF AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY EMPLOYEE BENEFIT PLAN SUBJECT TO ANY APPLICABLE SIMILAR LAW (“SIMILAR LAW”) OR (ii) ITS ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION, OR IN THE CASE OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO A SIMILAR LAW, DO NOT RESULT IN A NONEXEMPT VIOLATION OF ANY SIMILAR LAW.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Franklin Auto Trust [    ]-[  ], a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                                              ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[          ] and the denominator of which is $[          ] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class C Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the [                         ] Payment Date (the “Class C Final Scheduled Payment Date”).  The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date).  Interest on this Note will accrue for each Payment Date from and including the twentieth day of the calendar month preceding the related Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding the twentieth day of the calendar month of the related Payment Date.  [Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.]  INSERT RIDER B  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

FRANKLIN AUTO TRUST [    ]-[  ]

By:

[                                                 ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

By:____________________________

Name:

Title:

Date:

INDENTURE ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes designated above and referred to in the within-mentioned Indenture.

Date:  [          ] [  ], [    ]

[          ], as Indenture Administrator,

By:_________________________________

Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class C [          ]% Asset-Backed Notes (herein called the “Class C Notes”), all issued under an Indenture dated as of [          ] [  ], [    ] (such indenture, as supplemented or amended, is herein called the “Indenture”) among the Issuer, [          ], as indenture trustee and as indenture collateral agent (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture, and the “Indenture Collateral Agent,” which term includes any successor Indenture Collateral Agent under the Indenture), and [          ], as indenture administrator (the “Indenture Administrator,” which term includes any successor Indenture Administrator under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Indenture Administrator and the Holders of the Notes.  The Notes are subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class C Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the twentieth day of each month, or if any such date is not a Business Day, the next succeeding Business Day, commencing in [                        ].

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class C Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) or 10.1(c) of the Indenture.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least 66-2/3% of the Outstanding Amount of the Notes of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and Section 5.6 of the Indenture.  All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Administrator’s office specified in Section 3.2 of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class C Interest Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Payment Date on or after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Administrator duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Administrator may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Collateral Agent, the Indenture Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Indenture Administrator or of any successor or assign of the Depositor, the Servicer, the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Indenture Administrator, the Indenture Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor, or the Issuer or join in any institution against the Depositor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuer and the Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of, this Note as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

It is the agreement and intent of the Issuer and each Noteholder (by acceptance of this Note) that the Issuer shall, for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state or local income taxes, franchise taxes and any other taxes imposed upon or measured by net income, be disregarded as an entity apart from its owner, the Depositor, if the Depositor is the sole Certificateholder, or treated as a partnership if there is more than one Certificateholder; provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state or local income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the Issuer and each Noteholder (by its acceptance of this Note) that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Issuer and each Noteholder (by acceptance of this Note) intend and agree, and the Issuer hereby instructs the Indenture Trustee, to treat and to take no action inconsistent with the treatment of the Issuer, the Certificate and the Notes for federal income tax purposes, and for purposes of state, local or other income tax, franchise tax or other tax based upon or measured by net income, in the manner set forth above.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Indenture Administrator and any agent of the Issuer, the Indenture Trustee or the Indenture Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of the Controlling Class, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee and the Indenture Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Deutsche Bank Trust Company Delaware in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer.  The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

__________________________________ 1

Signature Guaranteed:

______________________

1.   NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration,

      enlargement or any change whatsoever.

EXHIBIT E

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance, to be delivered by the Indenture Trustee [and the Indenture Administrator], shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel..
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.

1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

By:  _______________________________

Name:

Title: